SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

November 29, 2001

DIGITAL LAVA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14831 (Commission File Number)	95-4584080 (I.R.S. Employer Identification No.)

13160 Mindanao Way, Suite 350
Marina Del Rey, CA		90292
(Address of Principal Executive Offices)		(Zip Code)

(310) 577-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

ITEM 5.   Other Events.

     On November 29, 2001, Digital Lava issued a press release announcing that it requested to be delisted from the Nasdaq Small Cap Market as of the close of business on December 3, 2001. After that time, trading in Digital Lava’s stock will be conducted in the over-the-counter market on the NASD’s “Electronic Bulletin Board,” pending a determination by the Board of Directors to close Digital Lava’s stock transfer books and cease trading of its stock in furtherance of the plan of liquidation and dissolution approved by the company’s stockholders on October 30, 2001.

ITEM 7.   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated November 29, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LAVA INC.

Date: November 29, 2001	By:	/s/ BENNET LIENTZ, JR.

Bennet Lientz, Jr. Chief Financial Officer